UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27823 (Commission File Number)	13-3827791 (IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal executive offices)		33133 (Zip Code)
(305) 441-6901
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On February 17, 2006, Spanish Broadcasting System, Inc. (the “Company”) terminated its second lien term loan agreement (the “Credit Agreement”), dated as of June 10, 2005, among the Company, Merrill Lynch Pierce Fenner & Smith, Incorporated, Wachovia Bank, National Association, Lehman Commercial Paper Inc., and certain other lenders. The Company used approximately $101 million of the net cash proceeds from its sale of the assets of radio stations KZAB-FM and KZBA-FM, to Styles Media Group, LLC. Accordingly, the Company has no further obligations remaining under the Credit Agreement. As a result of the prepayment of the Credit Agreement, the Company will recognize a loss on early extinguishment of debt related to the prepayment premium and the write-off of unamortized deferred financing costs of approximately $3.0 million during the three-months ended March 31, 2006.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1 Press Release, dated February 21, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)
February 21, 2006	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Executive Vice President and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated February 21, 2006.

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